                                    EXHIBIT 99(b)
                        WELLS FARGO & COMPANY AND SUBSIDIARIES
                  COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                               AND PREFERRED DIVIDENDS


----------------------------------------------------------------------------------------------------------
                                                                          Quarter               Six months
                                                                    ended June 30,           ended June 30,
                                                                 ----------------         ----------------
(in millions)                                                      1997      1996           1997      1996
----------------------------------------------------------------------------------------------------------
EARNINGS, INCLUDING INTEREST ON DEPOSITS (1):
  Income before income tax expense                               $  440    $  662         $1,070    $1,125
  Fixed charges                                                     600       594          1,195       942
                                                                 ------    ------         ------    ------
                                                                 $1,040    $1,256         $2,265    $2,067
                                                                 ------    ------         ------    ------
                                                                 ------    ------         ------    ------

Preferred dividend requirement                                   $    6    $   19         $   17    $   29

Ratio of income before income tax expense to net income            1.92      1.82           1.88      1.79
                                                                 ------    ------         ------    ------

Preferred dividends (2)                                          $   12    $   35         $   32    $   52
                                                                 ------    ------         ------    ------
Fixed charges (1):

  Interest expense                                                  569       558          1,131       888
  Estimated interest component of net rental expense                 31        36             64        54
                                                                 ------    ------         ------    ------
                                                                    600       594          1,195       942
                                                                 ------    ------         ------    ------
  Fixed charges and preferred dividends                          $  612    $  629         $1,227    $  994
                                                                 ------    ------         ------    ------
                                                                 ------    ------         ------    ------

Ratio of earnings to fixed charges and preferred dividends (3)     1.70      2.00           1.85      2.08
                                                                 ------    ------         ------    ------
                                                                 ------    ------         ------    ------

EARNINGS, EXCLUDING INTEREST ON DEPOSITS:
  Income before income tax expense                               $  440    $  662         $1,070    $1,125
  Fixed charges                                                     171       140            344       247
                                                                 ------    ------         ------    ------
                                                                 $  611    $  802         $1,414    $1,372
                                                                 ------    ------         ------    ------
                                                                 ------    ------         ------    ------

Preferred dividends (2)                                          $   12    $   35         $   32    $   52
                                                                 ------    ------         ------    ------
Fixed charges:
  Interest expense                                                  569       558          1,131       888
  Estimated interest component of net rental expense                 31        36             64        54
  Less interest on deposits                                         429       454            851       695
                                                                 ------    ------         ------    ------
                                                                    171       140            344       247
                                                                 ------    ------         ------    ------

  Fixed charges and preferred dividends                          $  183    $  175         $  376    $  299
                                                                 ------    ------         ------    ------
                                                                 ------    ------         ------    ------

Ratio of earnings to fixed charges and preferred dividends (3)     3.34      4.58           3.76      4.59
                                                                 ------    ------         ------    ------
                                                                 ------    ------         ------    ------
----------------------------------------------------------------------------------------------------------



(1) As defined in Item 503(d) of Regulation S-K.
(2) The preferred dividends were increased to amounts representing the pretax earnings that would be required to cover such dividend requirements.
(3) These computations are included herein in compliance with Securities and Exchange Commission regulations. However, management believes that fixed charge ratios are not meaningful measures for the business of the Company because of two factors. First, even if there was no change in net income, the ratios would decline with an increase in the proportion of income which is tax-exempt or, conversely, they would increase with a decrease in the proportion of income which is tax-exempt. Second, even if there was no change in net income, the ratios would decline if interest income and interest expense increase by the same amount due to an increase in the level of interest rates or, conversely, they would increase if interest income and interest expense decrease by the same amount due to a decrease in the level of interest rates.